Exhibit 1.1

$220,000,000

BUMBLE BEE FOODS, LLC,

CONNORS BROS. CLOVER LEAF SEAFOODS COMPANY

AND

BUMBLE BEE CAPITAL CORP.

7.75% Senior Secured Notes due 2015

PURCHASE AGREEMENT

December 10, 2009

December 10, 2009

Wells Fargo Securities, LLC

Jefferies & Company, Inc.

Barclays Capital Inc.

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Bumble Bee Foods, LLC, a Delaware limited liability company, Connors Bros. Clover Leaf Seafoods Company, a Nova Scotia unlimited company, and Bumble Bee Capital Corp., a Delaware corporation (together with Bumble Bee Foods, LLC and Connors Bros. Clover Leaf Seafoods Company, the “Issuers”), each of which is a wholly-owned indirect subsidiary of Connors Bros. Holdings, L.P., a Delaware limited partnership, (“Parent”), which in turn is a direct wholly-owned subsidiary of Connors Bros., L.P. (“Connors Bros.”), propose to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Wells Fargo Securities, LLC is acting as Representative (in such capacity, the “Representative”), $220,000,000 aggregate principal amount of their 7.75% Senior Secured Notes due 2015 (the “Notes”), which will be unconditionally guaranteed on a senior secured basis, as to principal, premium, if any, and interest (the “Guarantees”) by Parent and the subsidiaries of Parent named in Schedule II hereto, each of which is a guarantor of the Senior Revolving Credit Agreement, dated as of November 18, 2008, by and among Bumble Bee Foods, LLC, Connors Bros. Clover Leaf Seafoods Company, Wells Fargo Foothill, LLC, as arranger and U.S. administrative agent, Wells Fargo Foothill Canada ULC, as arranger and Canadian administrative agent, and the other agents and lenders named therein (the “ABL Credit Agreement”) and the Senior Term Loan Agreement, dated as of November 18, 2008, by and among Bumble Bee Foods, LLC, Connors Bros. Clover Leaf Seafoods Company, Wells Fargo Foothill, LLC, as arranger and administrative agent, and the other agents and lenders named therein (the “Term Loan Credit Agreement”) (each individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”). The Notes will be issued pursuant to an Indenture (the “Indenture”) dated as of the Closing Date (as defined in Section 2) among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).

The Notes and the Guarantees will be secured equally and ratably by third-priority security interests in the assets of the Issuers and the Guarantors securing the ABL Credit Agreement and the Term Loan Credit Agreement (the “Collateral”). The Collateral will be pledged pursuant to a security agreement (the “Security Agreement”) by and among the Issuers, the Guarantors and the Trustee, in its capacity as collateral agent (in such capacity, the “Collateral Agent”), one or more mortgages, deeds of trust or deeds to secure debt (the “Mortgages”) or other grants or transfers for security executed and delivered by the applicable Issuer or the applicable Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes. The Security Agreement, the Mortgages and the documents evidencing other grants of security are referred to herein as the “Security Documents.”

The Collateral Agent, on behalf of the Trustee, the Holders of Notes and the holders of any Permitted Additional Pari Passu Obligations (as defined in the Indenture), the collateral agent under the ABL Credit Agreement (the “ABL Collateral Agent”), on behalf of the holders of the Obligations under the ABL Credit Agreement (the “ABL Obligations”), the collateral agent under the Term Loan Credit Agreement (the “Term Collateral Agent”; each of the ABL Collateral Agent and the Term Collateral Agent, the “Credit Agreement Collateral Agents”), on behalf of the holders of the Obligations under the

Term Loan Credit Agreement (including certain interest rate swap, foreign exchange, currency swap or other similar agreements, the “Term Obligations” and together with the ABL Obligations the “Credit Agreement Obligations”), the Issuers and the Guarantors will enter into an intercreditor agreement (the “Intercreditor Agreement”) that sets forth the relative priority of the Liens securing the Credit Agreement Obligations and the Liens securing the Obligations under the Notes, the Indenture and any Permitted Additional Pari Passu Obligations, as well as certain other rights, priorities and interests of the holders of the Credit Agreement Obligations, the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations.

The Notes (and the related Guarantees) will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), and without the filing of a prospectus with any securities regulatory authority or other regulatory authority in Canada (“Canadian Securities Regulator”) under the securities laws, rules, regulations and written policy statements of any province or territory of Canada (collectively, the “Canadian Securities Laws”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), including in Canada, in transactions which are exempt from the prospectus requirements of applicable Canadian Securities Laws. The Initial Purchasers have advised the Issuers that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Representative deems advisable.

This Agreement, the Registration Rights Agreement, to be dated the Closing Date, between the Initial Purchasers, the Issuers and the Guarantors (the “Registration Rights Agreement”), the Indenture and the Security Documents are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”

Concurrently with the issuance of the Notes the Issuers and the Guarantors will enter into amendments to the ABL Credit Agreements and the Term Loan Credit Agreement to permit, among other things, the issuance of the Notes (the “Credit Agreement Amendments”).

In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum, dated December 3, 2009 (including, with respect to sales in Canada), the preliminary Canadian offering memorandum dated December 3, 2009) (the “Preliminary Memorandum”), the Offering Memorandum (as defined below) and a Final Memorandum (as defined below), dated the date hereof. The Final Memorandum, the Preliminary Memorandum and the Offering Memorandum are referred to herein as a “Memorandum.” Each Memorandum sets forth certain information concerning the Issuers, the Notes, the Transaction Documents and the Transactions. The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers.

Prior to the time when the sales of the Notes were first made (the “Time of Sale”), the Issuers have prepared and delivered to the Initial Purchasers a pricing supplement (the “Pricing Supplement”) dated December 10, 2009. The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”

Promptly after the Time of Sale and in any event no later than the second Business Day following the Time of Sale, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum (with respect to sales in Canada, the final Canadian offering memorandum) (the “Final Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to each Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.

1. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent and warrant to, and agree with, each of the Initial Purchasers that:

(a) The Preliminary Memorandum does not contain; the Offering Memorandum at the Time of Sale and at the Closing Date does not and will not contain; and the Final Memorandum, and any amendment or supplement thereto does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuers by the Initial Purchasers through the Representative expressly for use therein, as specified in Section 11. The statistical and industry data included in each Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate.

(b) Bumble Bee Foods, LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware and has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in each Memorandum and to enter into and perform its obligations under the Transaction Documents, the Notes and the Guarantees, and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(c) Connors Bros. Clover Leaf Seafoods Company has been duly organized and is validly existing as an unlimited company under the laws of the province of Nova Scotia and has all corporate power and authority necessary to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in each Memorandum and to enter into and perform its obligations under the Transaction Documents, the Notes and the Guarantees, and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(d) Bumble Bee Capital Corp. has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware and has all corporate power and authority necessary to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in each Memorandum and to enter into and perform its obligations under the Transaction Documents, the Notes and the Guarantees, and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(e) The Issuers are duly qualified to do business as a foreign corporation or limited liability company and are in good standing under the laws of each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the business, operations, condition (financial or otherwise) or results of operations of the Issuers and the Guarantors, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Issuers and the Guarantors to perform their respective obligations under the Notes, the Guarantees or the Transaction Documents.

(f) Each Guarantor has full power (corporate or otherwise) to own or lease its properties and conduct its business as it is currently being conducted and as described in each Memorandum; and each Guarantor has full power (corporate or otherwise) to enter into the Guarantees and each of the Transaction Documents, as applicable, and to carry out all the terms and provisions hereof and thereof to be carried out by each Guarantor, as applicable.

(g) The authorized, issued and outstanding capital stock of, or other ownership interests in, Parent is as set forth in the Offering Memorandum. All of the issued shares of capital stock of, or other ownership interests in, Parent have been duly authorized and validly issued and are fully paid and, except in the case of any entity that is a Nova Scotia unlimited liability company, nonassessable; and none of the outstanding shares of capital stock of, or other ownership interests in, Parent, the Issuers or the Subsidiary Guarantors was issued in violation of the preemptive or other similar rights of any security holder of an Issuer.

(h) Each subsidiary of Parent, other than the Issuers, has been duly incorporated or formed, is validly existing as a corporation, limited liability company or limited partnership and is in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited partnership or limited liability company power and authority to own its property and to conduct its business as it is currently being conducted and as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock of, or other ownership interests in, each subsidiary of Parent have been duly and validly authorized and issued, are fully paid and, except in the case of any entity that is a Nova Scotia unlimited liability company, nonassessable, and are owned directly or through wholly-owned subsidiaries by Parent, free and clear of all liens, encumbrances, equities or claims (collectively, “Liens”) (other than transfer restrictions imposed by the Securities Act, the securities or Blue Sky laws of certain jurisdictions, security interests therein and pledges thereof granted pursuant to the ABL Credit Agreement or the Term Loan Credit Agreement and Liens expressly permitted by the Indenture (such transfer restrictions, security interests and pledges (“Permitted Liens”)).

(i) No subsidiary of an Issuer is prohibited, directly or indirectly, from paying any dividends to an Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to an Issuer any loans or advances to such subsidiary from an Issuer or from transferring any of such subsidiary’s property or assets to an Issuer or any other subsidiary of an Issuer, except as provided by applicable laws or regulations, by the Indenture or as disclosed in the Offering Memorandum.

(j) Except for employee and director stock options, grants of restricted stock made to employees or as otherwise disclosed in the Preliminary Memorandum and the Offering Memorandum, there are no outstanding (i) securities or obligations of an Issuer convertible into or exchangeable for any capital stock of an Issuer, (ii) warrants, rights or options to subscribe for or purchase from an Issuer any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of an Issuer to issue any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(k) Ernst & Young LLP, who has certified the financial statements included in the Offering Memorandum and delivered its report with respect to the audited financial statements in the Offering Memorandum, is an independent public accountant with respect to the Issuers and the Guarantors within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(l) The financial statements (including the notes thereto) of Connors Bros. and its consolidated subsidiaries contained in the Offering Memorandum fairly present, in all material respects, the financial position, results of operations, cash flows and changes in stockholders’ equity of Connors Bros. and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act; the financial information set forth under the captions “Offering Memorandum Summary—Summary Historical Consolidated and Combined Financial Data” and “Selected Historical Consolidated and Combined Financial Data” in the Offering Memorandum has been fairly extracted from the financial statements of Connors Bros. and its consolidated subsidiaries, and fairly presents the information included therein; and except as described in the Offering Memorandum, Connors Bros. has no assets, liabilities, operations, revenues or expenses other than the stock of Parent and such financial statements reflect the results of operations and financial condition of Parent.

(m) Subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) none of Parent or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case outside the ordinary course of business; (ii) Parent has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of Parent and its subsidiaries, except as disclosed in the Offering Memorandum.

(n) Parent and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.

(p) The Indenture and the Registration Rights Agreement have been duly authorized by the Issuers and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Issuers and each Guarantor, and will constitute the legal, valid and binding obligations of the Issuers and each Guarantor, enforceable against the Issuers and each Guarantor in accordance with their respective terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Offering Memorandum and will be substantially in the form previously delivered to you.

(q) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture that is qualified thereunder.

(r) Each of the Security Documents has been duly authorized by the Issuers, Parent and the Subsidiary Guarantors, as appropriate, and, when executed and delivered by the Issuers, Parent and the Subsidiary Guarantors, as appropriate, and the Collateral Agent, will each constitute a legal, valid, binding and enforceable agreement of the Issuers, Parent and the Subsidiary Guarantors, as appropriate (subject, as to the enforcement of remedies, to the Enforceability Exceptions). The Security Documents, when executed and delivered in connection with the sale of the Notes, will create in favor of the Collateral Agent, for the benefit of itself and the Trustee and the holders of the Notes, valid and enforceable security interests in and Liens on the Collateral and, upon the filing of appropriate Uniform Commercial Code or Personal Property Security Act financing statements and the Mortgages and the taking of the other actions, in each case as further described in the Security Documents, the security interests in and Liens on the rights of the Issuers, Parent or the applicable Subsidiary Guarantors in the Collateral will be perfected security interests and Liens superior to and prior to the Liens of all third persons other than Permitted Liens, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions or as otherwise provided for in the Security Documents; and the Security Documents will conform in all material respects to the description thereof in the Offering Memorandum and will be substantially in the form previously delivered to you.

(s) The Intercreditor Agreement has been duly authorized by the Issuers and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Issuers and the Guarantors and will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions; and the Intercreditor Agreement will conform in all material respects to the description thereof in the Offering Memorandum and will be substantially in the form previously delivered to you.

(t) The Notes have been duly authorized and, on the Closing Date, will have been duly executed and authenticated in the manner provided for in the Indenture and, when delivered to and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized and, on the Closing Date, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, and will be entitled to the benefits of the Indenture; the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; and the Notes and the Exchange Notes will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(u) The execution, delivery and performance by each Issuer and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the compliance by each Issuer and each Guarantor with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement, the Security Documents and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in a breach or violation of, or constitute a default under, (A) any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound or to which any of their respective properties are subject, (B) the certificate of incorporation or formation or by-laws or other governing documents of an Issuer or any Guarantor, or (C) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to an Issuer or any Guarantor, except for in the case of both clauses (i)(A) and (i)(C), any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over an Issuer or any Guarantor, except with respect to this clause (ii), such as may be required by the securities or Blue Sky laws of the various states and provinces and territories in Canada in connection with the offer or sale of the Notes and by Federal and state securities laws with respect to the obligations of an Issuer or any Guarantor under the Registration Rights Agreement and where the failure to obtain such consent or make such filing would not reasonably be expected to prevent, materially delay or materially impair the ability of an Issuer or any Guarantor to consummate the transactions contemplated hereby in the timeframe contemplated hereby and would not reasonably be expected to have a Material Adverse Effect.

(v) No legal or governmental proceedings or investigations are pending or, to the knowledge of Parent, threatened to which an Issuer or any Guarantor is a party or to which any of the properties of an Issuer or any Guarantor is subject, other than proceedings described in the Preliminary Memorandum and the Offering Memorandum and such proceedings or investigations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) There are no relationships, direct or indirect, between or among an Issuer or any Guarantor, on the one hand, and the respective directors, officers, or stockholders of an Issuer or any Guarantor, on the other hand, that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering pursuant to a registration statement on Form S-1 under the Securities Act that are not so disclosed in the Offering Memorandum.

(x) The Issuers and the Guarantors, taken as a whole, are not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Memorandum or the Offering Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(y) Neither the Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes, other than the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto.

(z) The Issuers and the Guarantors have not sustained, since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their business or properties arising from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor strike or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto); and, since such date, there has not occurred any change or development, individually or in the aggregate, having a Material Adverse Effect.

(aa) The statements set forth in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to summarize the provisions of the United States federal tax laws referred to therein, fairly and accurately summarize in all material respects the subject matter thereof.

(bb) Parent and its subsidiaries have good and marketable title in fee simple to all items of owned real property (the “Owned Real Property”) and good and valid title to all material personal property owned by each of them except as set forth in the Offering Memorandum, free and clear of any Lien, other than Permitted Encumbrances (as defined below). Any property leased by Parent and its subsidiaries (the “Leased Real Property”) is held under valid, subsisting and enforceable (subject to the Enforceability Exceptions) leases, and there is no material default by Parent and its subsidiaries under any such lease or any other event that with notice or lapse of time or both would constitute such a default thereunder. As of the date hereof, Schedule III hereto sets forth all of the material Owned Real Property and Leased Real Property, other than certain Owned Real Property having a fair market value not in excess of $2.0 million. At the Closing Date, the properties and assets (including, without limitation, the Owned Real Property) of Parent, the Issuers and the Subsidiary Guarantors will be free and clear of any and all Liens other than Permitted Collateral Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Parent, the Issuers and each of the Subsidiary Guarantors have received all deeds, assignments, waivers, consents, bills of sale and other documents, and have duly effected all recordings, filings and other actions, necessary to establish, protect and perfect the Issuers’ and the Guarantors’ right, title and interest in and to all Collateral. Schedule III hereto also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Mortgaged Property or other property or asset that is Collateral, except for such options, rights of first refusal or other similar contractual right that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. At the Closing Date, except as described in the Offering Memorandum, no portion of the Owned Real Property material to the conduct of the business of Parent, the Issuers and each of the Subsidiary Guarantors has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. At the Closing Date, all material permits required to have been issued to enable the Owned Real Property to be lawfully used and occupied for all of the purposes for which it is currently used and occupied have been lawfully issued and are in full force and effect. The assets and properties (including, without limitation, the Owned Real Property) material to the conduct of the business of Parent, the Issuers or any Subsidiary Guarantor owned by the Issuers and the Guarantors are in good repair, working order and condition (reasonable wear and tear excepted), except in such cases as their use does not so require or where such condition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or the failure to meet the minimum funding standard under Section 417 of the Code or 302 of ERISA or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived by regulation) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which Parent or any of its subsidiaries or any other Guarantor maintains, contributes to or has any obligation to contribute to, or with respect to which Parent or any of its subsidiaries or any other Guarantor has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of Parent or any of its subsidiaries or any other Guarantor has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any multiemployer pension plan, within the meaning of Section 3(37) of ERISA, nor does Parent, any of its subsidiaries or any other Guarantor have any potential withdrawal liability arising from a transaction described in Section 4204 of ERISA; and each Plan that is intended to be qualified under Section 401(a) of the Code, has received a determination or opinion letter from the Internal Revenue Service to the effect that such plan is qualified under section 401(a) of the Code, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(dd) No Canadian Plan is a multi-employer pension plan for purposes of applicable pension benefits standards legislation. Each of the Canadian Plans has been established, registered, administered, funded and invested in all material respects in accordance with the terms of such Canadian Plans, including the terms of the material documents that support such Canadian Plans and all applicable laws. For the purposes of this Agreement, “Canadian Plans” means all employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, savings, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices that are subject to Canadian Law and relate to the current or former employees, officers or directors of Parent or any of its subsidiaries and are maintained, sponsored or funded by Parent or any of its subsidiaries, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered under which Parent or any of its subsidiaries may have any liability contingent or otherwise, other than benefit plans established pursuant to statute.

(ee) Except as disclosed in each Memorandum, the senior officers of Connors Bros. have not been given notice of any labor dispute with the employees of Parent or any of its subsidiaries that exists, is imminent or is threatened, and are not aware of any existing, imminent or threatened labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) No proceedings for the merger, consolidation, liquidation or dissolution of an Issuer or any Guarantor or the sale of all or a material part of the assets of Parent and its subsidiaries or any Guarantor or any material acquisition by an Issuer or any Guarantor are pending or contemplated.

(gg) To Parent’s knowledge, Parent and each of its subsidiaries own or otherwise possess adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of Parent or any of its subsidiaries has received any written notice of any infringement of or conflict with the rights of any third party with respect to any of the foregoing.

(hh) Parent and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the business in which it is engaged; and Parent reasonably believes that it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(ii) Parent and each of its subsidiaries have complied in all material respects with all laws, ordinances, regulations and orders applicable to Parent and its subsidiaries, and their respective businesses, and none of Parent or any of its subsidiaries has received any written notice to the contrary; and Parent and each of its subsidiaries possess all certificates, authorizations, permits, licenses and approvals (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated and as described in the Offering Memorandum, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), including, without limitation, the Canadian Department of Fisheries and Oceans (“DFO”), the Canadian Food Inspection Agency (“CFIA”), the New England Fishery Management Council, the U.S. Food and Drug Administration (“FDA”) and the United States Department of Agriculture (“USDA”) and each other international, foreign, federal, state and local agency, the regulations of which are applicable to the businesses or products of Parent and its subsidiaries including, without limitation, those adopted pursuant to the Federal Food, Drug and Cosmetic Act (the “FD&C Act”), except where the failure to so comply or to possess such Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Licenses are in full force and effect and no proceeding has been instituted or, to Parent’s knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof, except for any such proceeding that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, the Licenses contain no materially burdensome restrictions, except for restrictions applicable to the canned seafood and canned meat industries generally.

(jj) Parent and each of its subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(i) Parent and each of its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”);

(ii) To the knowledge of Parent, there are no past or present conditions or circumstances, including but not limited to currently pending changes applicable to Parent or any of its subsidiaries in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of Parent and its subsidiaries in the manner now conducted or which would interfere with compliance by Parent or any of its subsidiaries with any applicable Environmental Law or Environmental Permit; and

(iii) To the knowledge of Parent, there are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of Parent and each of its subsidiaries or any business, assets or properties formerly leased, operated or owned by Parent or any of its subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which are likely to give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Issuers or their subsidiaries or any other Guarantor to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case, not otherwise disclosed in the Offering Memorandum or for any noncompliance or conditions or circumstances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(kk) (i) Neither an Issuer nor any Guarantor is in violation of its certificate of incorporation or its bylaws, and (ii) no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or to which any of their respective properties are subject, except for defaults or breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) Parent and each of its subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid or made provision for the payment of all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Issuers and their subsidiaries retains adequate reserves, except for any failure to file or pay that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) Except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between Parent or any of its subsidiaries and any person granting such person the right to require Parent or any of its subsidiaries to file a registration statement under the Securities Act or to require the Issuers to include any securities held by any person in any registration statement filed by the Issuers under the Securities Act with respect to the Notes.

(nn) Neither an Issuer nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) Within the preceding six months, none of the Issuers or any of the Guarantors or any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, made offers or sales of any security of the Issuers or any of the Guarantors, or solicited offers to buy or otherwise negotiated in respect of any securities of the Issuers or the Guarantors of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder.

(pp) None of the Issuers, any Guarantor or any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(qq) None of the Issuers, any Guarantors, any of their affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), has engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S.

(rr) None of the Issuers or any Guarantor has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuers or any Guarantor to facilitate the sale or resale of the Notes; nor have the Issuers or any Guarantor paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of an Issuer (except as contemplated by this Agreement).

(ss) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(tt) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in each Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(uu) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System.

(vv) Except as disclosed in the Offering Memorandum, neither Parent nor any of its subsidiaries is a party to any agreement, arrangement or understanding that would give rise to a valid claim against any of them for the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

(ww) The Issuers do not intend to treat any of the transactions contemplated by the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Issuers determine to take any action inconsistent with such intention, they will promptly notify the Representative thereof. If the Issuers so notify the Representative, the Issuers acknowledge that one or more of the Initial Purchasers may treat their purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Initial Purchaser or Initial Purchasers, as applicable, will maintain the lists and other records required by such Treasury Regulation.

(xx) None of the Issuers, their subsidiaries or any Guarantor or, to the knowledge of Parent, any director, officer, agent or employee of Parent or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any such Person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any provision of the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and Parent and its subsidiaries have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(yy) The operations of the Issuers and the Guarantors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the USA PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any Guarantor with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(zz) None of Parent, any of its subsidiaries or, to the knowledge of Parent, any director, officer, agent or employee of Parent or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa) There is no order, ruling or direction of any securities regulatory authority or other regulatory authority in Canada which would deny the benefit of an exemption otherwise provided for under applicable Canadian Securities Laws with respect to the distribution of the Notes, and no proceedings which would reasonably be expected to result in any such order or ruling have been instituted or, to the knowledge of the Issuers, are pending or threatened.

Each certificate signed by any officer of the Issuers or the Guarantors (or with respect to the Guarantors, any manager (in Dutch; bestuurder) and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Issuers or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell $220,000,000 aggregate principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto at a purchase price equal to 96.323% of the principal amount thereof (the “Purchase Price”). One or more certificates in definitive form or global form, as instructed by the Representative for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Issuers not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Issuers to the Representative for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Issuers. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP (“Counsel for the Initial Purchasers”), 80 Pine Street, New York, New York at 10:00 A.M., New York City time, on December 17, 2009, or at such other place, time or date as the Representative and the Issuers may mutually agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Issuers will make such certificate or certificates for the Notes available for examination by the Initial Purchasers at the offices of Counsel for the Initial Purchasers not later than 5:00 P.M., New York City time on the business day prior to the Closing Date.

3. Offering of the Notes and the Initial Purchasers’ Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to and agrees with the Issuers that:

(a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).

(b) It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs, (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Notice to Investors.”

(c) With respect to offers or sales of the Notes in Canada, it will, and will cause any affiliate making such offers and sales to, offer such Notes to persons that, in purchasing the Notes, are deemed to have represented and agreed as to their eligibility to purchase Notes on a prospectus-exempt basis as provided in the final Canadian offering memorandum.

(d) It has not offered and will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

(e) With respect to offers and sales outside the United States:

(i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and December 17, 2009, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”; and

(ii) such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b) and Section 3(c); accordingly, such Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and such Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S.

Terms used in this Section 3(e) have the meanings given to them by Regulation S.

(f) It has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and it has duly and validly authorized, executed and delivered this Agreement.

The Initial Purchasers acknowledge that Parent and its subsidiaries and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6 hereof, counsel for Parent and its subsidiaries and Counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance

4. Covenants of the Issuers. The Issuers covenant and agree with the Initial Purchasers that:

(a) The Issuers will prepare the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum in the form approved by the Representative and will not amend or supplement the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum without first furnishing to the Representative a copy of such proposed amendment or supplement and will not use any amendment or supplement to which the Representative may reasonably object.

(b) The Issuers will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers concurrently with the Time of Sale and during the period referred to in paragraph (c) below, without charge, as many copies of the Preliminary Memorandum and the Offering Memorandum and any amendments and supplements thereto as they reasonably may request.

(c) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Preliminary Memorandum or the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Preliminary Memorandum or the Offering Memorandum, to comply with applicable law, the Issuers will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchasers, at their own expense, an amendment or supplement to the Preliminary Memorandum or the Offering Memorandum, as the case may be, so that the Preliminary Memorandum or the Offering Memorandum, as so amended or supplemented, will not, when it is delivered to a purchaser, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) supply any supplemented or amended Preliminary Memorandum or Offering Memorandum to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.

(d) The Issuers will (i) qualify the Notes and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may reasonably designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers; provided that the Issuers shall not be required to file a prospectus or to otherwise qualify the Notes or Exchange Notes for distribution to the public in any province or territory of Canada; provided, further, that in connection with any such qualification, neither Parent nor any of its subsidiaries shall be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject. The Issuers will promptly advise the Initial Purchasers of the receipt by the Issuers of any written notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Issuers will deliver to the Representative such additional information concerning the business and financial condition of the Issuers and the Guarantors as the Initial Purchasers may from time to time reasonably request. The Issuers will promptly notify the Representative of (i) any decrease in the rating of the Notes or any other debt securities of Connors Bros., an Issuer or any Guarantor by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, promptly after the Issuers become aware of any such decrease, notice or public announcement. The Issuers will also, for a period of three years from the Closing Date, deliver to the Initial Purchasers, as soon as available and without request, copies of any reports and financial statements required to be delivered to the Trustee or holders of the Notes pursuant to the Indenture or otherwise.

(f) Parent, and the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g) Except as contemplated in the Registration Rights Agreement, none of Parent, the Issuers or any of their affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(h) For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, none of Parent, the Issuers or any of their affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i) None of Parent, the Issuers or any of their affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

(j) None of Parent, the Issuers or any of their affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder in a manner which would require the registration under the Securities Act of the Notes.

(k) Parent and the Issuers will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Preliminary Memorandum and the Offering Memorandum.

(l) Until completion of the distribution, neither Parent nor the Issuers will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Notes.

(m) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGIS TRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR

ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.

(n) The Issuers will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of an Issuer or warrants to purchase debt securities of an Issuer substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 60 days after the date hereof, without the prior written consent of the Representative.

(o) The Issuers will, promptly after it has notified the Representative of any intention by the Issuers to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Representative.

(p) The Issuers and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuers or any other person. Additionally, no Initial Purchaser is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Issuers or Guarantors with respect thereto. Any review by the Initial Purchasers of the Issuers or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Issuers or the Guarantors.

(q) The Issuers and the Guarantors shall cause the Notes to be secured by perfected third priority liens on the Collateral to the extent and in the manner provided for in the Indenture and the Security Documents and as described in the Offering Memorandum.

(r) Notwithstanding anything to the contrary contained in this Agreement, the Indenture or the Security Documents, the parties hereto acknowledge and agree that Parent and its subsidiaries shall be required to take the actions specified in the “Post Closing Obligations” covenant in the Indenture as promptly as reasonably practicable, and in any event within the periods after the Closing Time specified in such covenant.

5. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuers and the Guarantors will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ counsel and the Issuers’ accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Offering Memorandum and the Final Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivery of copies requested by the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all reasonable expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in

Section 4(d) hereof, including filing fees and the reasonable and documented out-of- pocket fees and disbursements of Counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum (excluding any allocated cost of internal counsel) and any filing fees associated with trade reports filed with any Canadian securities regulatory authority in connection with the offer and sale of the Notes in Canada (it being understood that in the event the transactions contemplated in this Agreement are consummated, the Issuers and the Guarantors shall not be responsible for the payment of any legal fees of Counsel for the Initial Purchasers pursuant to this clause (iii)), (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all fees, costs and expenses (including the reasonable and documented out-of-pocket fees and disbursements of Counsel for the Initial Purchasers related thereto but excluding any allocated cost of internal counsel) of creating and perfecting security interests in the Collateral, including all filing, recording and post-closing fees and expenses and related taxes with respect thereto, as set forth in the Security Documents, and (ix) all costs and expenses incurred by the Issuers and the Guarantors relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Issuers and the Guarantors.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including counsel fees and disbursements other than any allocated cost of internal counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

6. Conditions to the Initial Purchaser’s Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Issuers and the Guarantors in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the performance by the Issuers of their covenants and agreements hereunder and to the following additional conditions:

(a) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Dechert LLP, counsel for the Issuers, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(b) The Initial Purchasers shall have received opinions, dated the Closing Date, of counsel for the Issuers and Guarantors in each jurisdiction set forth on Schedule IV hereto, in form and substance satisfactory to the Initial Purchasers.

(c) The Initial Purchasers shall have received (i) an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, Counsel for the Initial Purchasers and (ii) an opinion, dated the Closing Date of Goodmans LLP, in each case, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(d) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum; provided that the letter shall use a “cut-off date” within three days of the date of such letter and that their procedures, shall extend to financial information in the Final Memorandum not contained in the Preliminary Memorandum. References to the Offering Memorandum in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(e) (i) None of Parent nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Preliminary Memorandum and the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties arising from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor strike or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in the Preliminary Memorandum and the Offering Memorandum, there shall not have been any change in the long-term debt of Parent and its subsidiaries (except as described in the Preliminary Offering Memorandum and the Offering Memorandum (exclusive of any amendment or supplement thereto)), or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, condition (financial or otherwise), results of operations or management of Parent and its subsidiaries, whether or not in the ordinary course of business, otherwise than as set forth in each such Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Preliminary Memorandum and the Offering Memorandum (exclusive of any amendment or supplement thereto).

(f) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, of the Chief Executive Officer and the Chief Financial Officer of Parent as to the accuracy of the representations and warranties of the Issuers and the Guarantors in this Agreement at and as of the Closing Date; that the Issuers and the Guarantors shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(e), (g) and (h).

(g) Subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Issuers’ other debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Notes or any of the Issuers’ other debt securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.

(h) Subsequent to the date hereof, there shall not have been any decrease in the rating of Parent or any of its subsidiaries by any “nationally recognized statistical rating agency”,

as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of Parent or any of its subsidiaries or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of Parent or any of the subsidiaries.

(i) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

(j) Except as otherwise provided for in the Security Agreement, the Indenture or the other documents entered into pursuant to the Transactions, the Initial Purchasers shall have received the Security Agreement and the Intercreditor Agreement and all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all of the Collateral, including but not limited to, any applicable control agreements, stock certificates accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code and Personal Property Security Act financing statements in appropriate form for filing and filings with the United States Patent and Trademark Office and the Canadian Intellectual Property Office in appropriate form for filing; each such document executed by the Issuers and/or each other party thereto, and each such document shall be in full force and effect and evidence that all of the liens on the Collateral other than Permitted Liens have been released. The Initial Purchasers shall also have received (i) certified copies of Uniform Commercial Code, Personal Property Security Act, United States Patent and Trademark Office, Canadian Intellectual Property Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches, each of a recent date, listing all effective financing statements, lien notices or comparable documents that name the Issuers or any Guarantor as debtor and that are filed in those state jurisdictions in which the Issuers or any Guarantor is organized and such other searches that are required by Schedule III hereto or that the Initial Purchasers reasonably deem necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens) and (ii) acceptable evidence of payment or arrangements for payment by the Issuers and the Guarantors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(k) At the Closing Date, the Initial Purchasers shall have received policies or certificates of insurance covering the property and assets of the Issuers and the Guarantors, which policies or certificates shall be in form and substance reasonably acceptable to the Initial Purchasers and reflect the Collateral Agent for its benefit and the benefit of the Collateral Agent and the holders of the Notes, as additional insured and loss payee and shall otherwise bear endorsements of the character reasonably acceptable to the Initial Purchasers.

(l) At the Closing Date, the Credit Agreement Amendments shall have been entered into by the parties thereto in form and substance reasonably satisfactory to the Initial Purchasers, and the ABL Credit Agreement and the Term Loan Credit Agreement, each as amended, shall be in full force and effect.

(m) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officers of the Issuers and the Guarantors.

(n) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuers and the Guarantors.

7. Indemnification and Contribution. (a) The Issuers and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees, partners, representatives, advisors, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) any Initial Purchaser and each of its heirs, successors and assigns against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, upon demand, each Initial Purchaser and each such other person for any documented out-of-pocket legal or other expenses (excluding any allocated cost of internal counsel) reasonably incurred by such Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchasers through the Representative specifically for use therein as set forth in Section 11 hereof.

(b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Issuers and the Guarantors and their respective affiliates, directors, officers, employees, partners, representatives, advisors, agents and each person, if any, who controls any of the Issuers or the Guarantors (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of its heirs, successors and assigns against any losses, claims, damages or liabilities to which the Issuers, the Guarantors or any such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum, or the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchasers through the Representative specifically for use therein as set forth in Section 11 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Issuers or the Guarantors or any such other person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party in writing of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7 unless the indemnifying party is materially prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to an actual conflict of interest between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. In connection with any one action or proceeding, an indemnifying party will not be responsible for the fees and expenses of more than one separate law firm (in addition to local counsel) for all indemnified parties (it being understood that an indemnifying party will not be responsible for any allocated cost of internal counsel to the indemnified parties). After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and reasonable approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the second immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

(d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any documented out-of-pocket legal or other expenses (excluding any allocated cost of internal counsel) incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Issuers and the Guarantors, on the one hand, and the Initial

Purchasers, on the other hand, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers from the Issuers in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or the Initial Purchasers, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation (even if the Initial Purchasers were treated as one entity for such purpose) that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by such Initial Purchaser from the Issuers in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ respective obligations to contribute hereunder are several in proportion to their respective obligations to purchase Notes as set forth on Schedule I hereto and not joint. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls any of the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(b) hereof, shall have the same rights to contribution as the Issuers and the Guarantors.

(e) The obligations of the Issuers and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Issuers and the Guarantors may otherwise have and the obligations of the respective Initial Purchasers under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchasers may otherwise have.

8. Survival. The respective representations, warranties, agreements, covenants and indemnities of the Issuers, the Guarantors and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers and (ii) delivery of and payment for the Notes. The respective agreements, covenants and indemnities set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

9. Termination. (a) The Representative may terminate this Agreement with respect to the Notes by notice to the Issuers at any time on or prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York or United States authorities or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) the occurrence of any other calamity or crisis involving the United States or (C) any change in general economic, political or financial conditions if the effect of any such event described in subclause (A), (B) or (C) of this clause (iv) on the United States or Canadian financial markets, in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto.

(b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

10. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Issuers or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Issuers or Counsel for the Initial Purchasers, may be necessary.

11. Information Supplied by Initial Purchasers. The statements set forth in the 2nd and 3rd sentences of the second paragraph and the 2nd sentence of the sixth paragraph under the heading “Plan of Distribution” in the Preliminary Memorandum, the Offering Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 1(a) and 7 hereof.

12. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wells Fargo Securities, LLC, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: Jay Braden, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: James J. Clark, Esq. and Michael J. Ohler, Esq. and if sent to any of the Issuers or the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the applicable Issuer and/or Guarantor c/o Connors Bros. Holdings, L.P., 9655 Granite Ridge Drive, San Diego, California 92123, Attention: General Counsel, with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036-6797, Attention: Mark E. Thierfelder, Esq.

13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Initial Purchasers, the Issuers and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Initial Purchasers, the Issuers and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Issuers and the Guarantors contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Issuers and the Guarantors, and any person or persons who control the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.

14. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

15. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and the parties hereto hereby consent to the jurisdiction of such courts.

(b) Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. The Issuers and the Guarantors domiciled outside the United States will irrevocably appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their agent for service of process in any suit, action or proceeding with respect to this Agreement brought in any Federal or state court located in New York City and each of such parties will submit to the jurisdiction hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

(c) Each of the parties hereto hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the parties hereto agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of each Issuer and each Guarantor in respect of any sum due from them to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, then each Issuer and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Issuers and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

17. Amendments and Waivers. The provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may be given, in each case, with the written consent of each party hereto.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Issuers, the Guarantors and the Initial Purchasers.

Very truly yours,

BUMBLE BEE FOODS, LLC

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

CONNORS BROS. CLOVER LEAF SEAFOODS COMPANY

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

BUMBLE BEE CAPITAL CORP.

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

CONNORS BROS. HOLDINGS, L.P.

By:	CB HOLDINGS GP, LLC, its general partner

By:	/s/ Scott Perekslis
	Name:	Scott Perekslis
	Title:	President

STINSON SEAFOOD (2001), INC.

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

BUMBLE BEE HOLDINGS, INC

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

CLOVER LEAF HOLDINGS COMPANY

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

6162410 CANADA LIMITED

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

K.C.R. FISHERIES LTD.

By:	/s/ Gary Ware
	Name:	Gary Ware
	Title:	Vice President

BUMBLE BEE INTERNATIONAL (PR), INC

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

BB ACQUISITION (PR), L.P.

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

CLOVER LEAF DUTCH HOLDINGS, LLC

By:	/s/ Chris Lischewski
	Name:	Chris Lischewski
	Title:	President

CLOVER LEAF SEAFOOD COOPERATIEF U.A.

By:	/s/ Scott Perekslis
	Name:	Scott Perekslis
	Title:	Director A

CLOVER LEAF SEAFOOD B.V.

By:	/s/ Scott Perekslis
	Name:	Scott Perekslis
	Title:	Director A

CLOVER LEAF SEAFOOD 2 B.V.

By:	/s/ Scott Perekslis
	Name:	Scott Perekslis
	Title:	Director A

Accepted as the date hereof.

WELLS FARGO SECURITIES, LLC

JEFFERIES & COMPANY, INC.

Acting severally on behalf of themselves

and the several Initial Purchasers named

in Schedule I hereto

	By:	WELLS FARGO SECURITIES, LLC

By:		/s/ Lewis S. Morris, III
Name: Lewis S. Morris, III
Title: Managing Director

By:	JEFFERIES & COMPANY, INC.

BY:	/s/ Grant D. Rice
Name: Grant D. Rice
Title: Managing Director

EXHIBIT A

FORM OF OPINION OF DECHERT LLP

The opinion of Dechert LLP to be delivered pursuant to Section 6(a) of the Purchase Agreement shall be to the effect that:

A.	Parent is a validly existing limited partnership in good standing under the laws of the State of Delaware and has full limited partnership power and limited partnership authority to own its properties and conduct its business as described in the Offering Memorandum and the Final Memorandum.

B.	Bumble Bee Foods, LLC (“BB LLC”) is a validly existing limited liability company in good standing under the laws of the State of Delaware and has full limited liability company power and limited liability company authority to own its properties and conduct its business as described in the Offering Memorandum and the Final Memorandum.

C.	Bumble Bee Capital Corp. (“BB Cap Co”) is a validly existing corporation in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to own its properties and conduct its business as described in the Offering Memorandum and the Final Memorandum.

D.	Each of Parent, BB LLC and BB Cap Co (collectively, the “Issuer Parties”) is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction set forth opposite its respective name on Annex to this letter.

E.

Each subsidiary of Parent set forth on Exhibit A1 hereto (each, an “Opinion Guarantor” and together with the Issuer Parties, the “Opinion Parties”) is validly existing and in good standing as a limited liability company, limited partnership or corporation, as the case may be, under the laws of the state of Delaware, with the limited liability company, limited partnership or corporate power and limited liability company, limited partnership or corporate authority, as the case may be, to own its property and to conduct its business as described in the Offering Memorandum. Each Opinion Guarantor is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction set forth opposite such Opinion Guarantor’s name on Annex          to this letter.

F.	The Purchase Agreement has been duly authorized, executed and delivered by each Opinion Party.

G.	Each of the Transaction Documents[2] has been duly authorized, executed and delivered by each Opinion Party that is a party thereto and constitutes a valid and legally binding obligation of each of the Note Parties[3] to the extent it is a party thereto, enforceable

[1]	NTD: Exhibit A to include the following subsidiaries: BB Acquisition (PR), L.P.; Clover Leaf Dutch Holdings, LLC; and Stinson Seafood (2001), Inc.
[2]	NTD: Transaction Documents to include the following: the Indenture; the Registration Rights Agreement; each of the Security Documents; and the Intercreditor Agreement.
[3]	NTD: “Note Parties” to include Parent, the Issuers and each of the Guarantors.

Ex. A-1

against such Note Party in accordance with its terms, (i) subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) subject to general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought, and (iii) with respect to the Registration Rights Agreement, except as rights to indemnification and contribution may be limited under applicable law.

H.	The Guarantee of Parent and each Opinion Guarantor to be endorsed on the Notes has been duly authorized, executed, issued and delivered by Parent and each Opinion Guarantor. When the Notes have been duly authenticated by the Trustee and upon payment for and delivery of the Notes in accordance with the terms of the Purchase Agreement, the Guarantees endorsed thereon will constitute valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and enforceable against each Guarantor in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought.

I.	The Notes have been duly authorized by BB LLC and BB Cap Co, and when executed, issued and authenticated in accordance with the terms of the Indenture and upon payment and delivery therefor in accordance with the terms of the Purchase Agreement, the Notes will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable against the Issuers, as applicable, in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought.

J.	The Exchange Notes have been duly authorized by BB LLC and BB Cap Co, and when executed, issued and authenticated in accordance with the terms of the Indenture and upon delivery therefor in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, the Exchange Notes will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers, as applicable, in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought.

K.

The statements made in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” to the extent those statements summarize provisions of United States Federal tax law therein described, at the date of the Offering Memorandum, were fair and accurate summaries in all material respects. The Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum and the Final Memorandum under the heading “Description of Notes.” The

Ex. A-2

Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum and the Final Memorandum under the heading “Exchange Offer; Registration Rights.”

L.	Assuming (i) the accuracy of the Initial Purchasers’ representations and warranties and the Initial Purchasers’ compliance with the agreements in Section 3 of the Purchase Agreement and compliance with the limitations and restrictions contained under the heading “Notice to Investors” in the Final Memorandum, (ii) that the persons to whom the Initial Purchasers will make offers to sell the Notes are “qualified institutional buyers” or not “U.S. persons” in accordance with Regulation S, and (iii) the due performance by the Issuers and the Guarantors of their respective obligations under the Purchase Agreement, as applicable, it is not necessary in connection with the offer, sale and delivery of the Notes by the Issuers to the Initial Purchasers pursuant to the Purchase Agreement or in connection with the initial resale (the “Initial Resale”) of such Notes by the Initial Purchasers as contemplated by the Purchase Agreement (it being understood that we express no opinion as to any resale subsequent to the Initial Resale) to register the issuance of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

M.	Assuming the accuracy of the Initial Purchasers’ representations and warranties and the Initial Purchasers’ compliance with the agreements in Section 3 of the Purchase Agreement and compliance with the limitations and restrictions contained under the heading “Notice to Investors” in the Final Memorandum, no consent, approval, authorization or order of, or filing (a “Consent”) with, any U.S. Federal or New York governmental agency or body or any U.S. Federal or New York court, or any Consent under the General Corporation Law, the Limited Liability Company Act or the Revised Uniform Limited Partnership Act of the State of Delaware is required to be obtained or made by the Opinion Parties for the consummation of the transactions contemplated by each of the Transaction Documents and the Purchase Agreement in connection with the issuance and sale of the Notes and the delivery of the Guarantees by Parent and the Opinion Guarantors, except (i) such as may be required under state securities or blue sky laws (as to which we express no opinion); (ii) such as have been obtained or made prior to the date hereof; (iii) such as would not individually or in the aggregate, materially and adversely affect the ability of each of the Opinion Parties to perform its obligations under each of the Transaction Documents and the Purchase Agreement; (iv) the filing of the Delaware Financing Statements, any filings or recordations with the United States Copyright Office, United States Patent and Trademark Office and any other filings or recordations which perfect the liens and security interests created under the Security Documents; and (v) as otherwise required by any federal securities laws of the United States of America, as to which we express no opinion for purposes of this paragraph M.

N.

Assuming the accuracy of the Initial Purchasers’ representations and warranties and the Initial Purchasers’ compliance with the agreements in Section 3 of the Purchase Agreement and compliance with the limitations and restrictions contained under the heading “Notice to Investors” in the Final Memorandum, the execution and delivery by the Issuers and the Guarantors of each of the Transaction Documents, the Purchase Agreement, and the performance by the Issuers and the Guarantors of their respective obligations thereunder, will not result in (i) a violation or breach of the certificate of incorporation or certificate of formation, as the case may be, or bylaws or other governing documents, as the case may be, of the Issuer Parties, or the certificate of incorporation or certificate of formation, as the case may be, or bylaws or other

Ex. A-3

governing documents, as the case may be, of any Opinion Guarantor; (ii) a violation or breach of, or constitute a default under, any agreement binding upon the Opinion Parties set forth on Exhibit B hereto; or (iii) a violation or breach of any statute, rule, regulation or order known to us to be applicable to the Opinion Parties of a U.S. Federal or New York governmental agency or body or any U.S. Federal or New York court having jurisdiction over the Opinion Parties and their respective subsidiaries or properties.

O.	None of the Issuers or the Guarantors is, and immediately after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

P.	Upon the purchase and sale of the Notes in accordance with the terms of the Indenture, the provisions of the Security Documents are sufficient to create in favor of the Collateral Agent, for the ratable benefit of itself, the Trustee and the holders of the Notes, a valid security interest in favor of the Collateral Agent, for the ratable benefit of itself, the Trustee and the holders of the Notes in all right, title and interest of the Opinion Parties in those items and types of Collateral described in the Security Documents in which a security interest may be created under Article 9 of the NY UCC.

Q.	Each Delaware Financing Statement, a copy of which is attached as Exhibit C hereto, is in proper form for filing under the Delaware Uniform Commercial Code as in effect in the State of Delaware (the “DE UCC”). Upon the proper filing of the Delaware Financing Statements in the office of the Secretary of State of the State of Delaware, together with the payment of any required filing fees, the security interest and lien in favor of the Collateral Agent, for the ratable benefit of itself, the Trustee and the holders of the Notes will be perfected to the extent a security interest in the applicable Collateral pledged by the Opinion Parties may be perfected by filing a financing statement under the DE UCC.

R.	Assuming that the collateral agent (the “First-Lien Agent”) under the ABL Credit Agreement has possession of the stock, membership interest or limited partnership certificates evidencing the shares of stock or other equity interests described in the Security Documents (collectively, the “Pledged Securities”), together with the properly completed stock or interest powers endorsing the Pledged Securities and executed by the owner of such shares or interests, in blank in the State of New York, and assuming that the First-Lien Agent has duly acknowledged, pursuant to Section 8-301 of the NY UCC with respect to any Pledged Securities that it will hold possession of such Pledged Securities for the benefit of the Collateral Agent on behalf of the Trustee and holders of the Notes, the security interest of the Collateral Agent, for the ratable benefit of itself, the Trustee and the holders of the Notes, therein will be perfected, with the consequence of perfection by control accorded by Article 9 of the NY UCC.

S.	[Upon the execution of the Control Agreement(s) the Trustee shall have control (within the meaning of the NY UCC) of that portion of the Notes Collateral that is required to be subject to a Control Agreement pursuant to the terms of the Security Documents.][4]

[4]	To be updated to reflect form of control agreement (e.g., Collateral Agent will join the existing Control Agreement or the ABL Agent will act on the Collateral Agent’s behalf.) [NTD: Subject to further review.]

Ex. A-4

T.	When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office and upon filing of the applicable Delaware Financing Statements, the Liens created by the Security Agreement shall constitute perfected Liens on, and security interests in, all right, title and interest of the applicable grantors thereunder in all U.S. registrations of patents, trademarks and copyrights owned of record by such grantors and described in the Security Agreement or a short form thereof to the extent that perfected Liens and security interests can be created by such filings.

To our knowledge, except as described in the Offering Memorandum and the Final Memorandum, there are no pending or threatened legal or governmental actions or proceedings to which Parent, the Issuers or any of their subsidiaries is a party that would be required to be disclosed in the Offering Memorandum or the Final Memorandum if the offering of the Notes was made pursuant to a registered offering under the Securities Act that is not so disclosed in all material respects.

In addition, Dechert LLP shall include in a separate letter the following language:

In the course of preparation by the Issuers of the Preliminary Memorandum and the Final Memorandum, we participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers and the Guarantors, representatives of the Initial Purchasers and representatives of counsel for the Initial Purchasers, at which the contents of the Preliminary Memorandum and the Final Memorandum and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Preliminary Memorandum or the Final Memorandum, and we have not undertaken any obligation to verify independently any of those factual matters. Moreover, many of the determinations required to be made in the preparation of the Preliminary Memorandum and the Final Memorandum involved matters of a non-legal nature. Accordingly, we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Memorandum or the Final Memorandum (except to the extent expressly set forth in numbered paragraph 11 of our opinion letter to you of even date issued in respect of the Notes).

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that have caused us to believe that (i) the Final Memorandum, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Preliminary Memorandum, as of [—] p.m. Eastern time, on December [—], 2009 (which you have advised us is a time prior to the time of first sale of the Notes), when considered together with the pricing information set forth on Exhibit A to this letter, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each case we express no belief with respect to the financial statements, schedules or other financial information or data or statistical data derived therefrom, included in or omitted from any of the foregoing).

Ex. A-5

SCHEDULE I

INITIAL PURCHASERS

Initial Purchaser	Aggregate Principal Amount of Notes to be Purchased from the Issuers

Wells Fargo Securities, LLC	$160,600,000
Jefferies & Company, Inc.	$52,800,000
Barclays Capital Inc.	$6,600,000

Total	$220,000,000

S-I-1

SCHEDULE II

SUBSIDIARY GUARANTORS

BB ACQUISITION (PR), L.P.

BUMBLE BEE HOLDINGS, INC.

BUMBLE BEE INTERNATIONAL (PR), INC.

CLOVER LEAF DUTCH HOLDINGS, LLC

CLOVER LEAF HOLDINGS COMPANY

CLOVER LEAF SEAFOOD B.V.

CLOVER LEAF SEAFOOD 2 B.V.

CLOVER LEAF SEAFOOD COOPERATIEF U.A.

K.C.R. FISHERIES LTD.

STINSON SEAFOOD (2001), INC.

6162410 CANADA LIMITED

S-II-1

SCHEDULE III

OWNED/LEASED REAL PROPERTY

Owned Real Property:

1.	St. Bernard Parish, Louisiana*

2521 Packenham Drive

St. Bernard Parish, Louisiana 70092-3105

Owner: Bumble Bee Foods, LLC

2.	Prospect Harbor, Maine*

200 Main Street

Prospect Harbor

Hancock County, Maine 04669-5007

Owner: Bumble Bee Foods, LLC

3.	Augusta, Georgia

a.	Spuds Factory

1697 Olive Road

Augusta, Georgia 30904-4984

Owner: Bumble Bee Holdings, Inc.

b.	Castleberry Facility

1621 / 1577 / 1565 / 1600 / 1570 15th Street

Augusta, Georgia 30901-6999

Owner: Bumble Bee Holdings, Inc.

4.	Cape May, New Jersey*

Cape May Facility

994 Ocean Drive

Cape May, New Jersey 08204-5400

Owner: Bumble Bee Foods, LLC

5.	Mayaguez, Puerto Rico*

Puerto Rico Production Facility - Tuna Canning Plant

3075 Carr, 64 Zona Industrial El Malecon

Mayaguez, Puerto Rico 00682

Owner: BB Acquisition (PR), L.P.

S-III-1

6.	New Brunswick, Canada*

PID 01242791	Frye Island, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01238070	Leavitts Head Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15011620	Bliss Island, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15010440	Leavitts Head Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01235407	127 Highway, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15000383	Foleys Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152523	Deadmans Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152416	Deadmans Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15086192	Connors Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01255751	Wellington Rd Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15075187	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15091853	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15092604	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15029093	Blacks Harbor Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15032402	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15040207	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01226075	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152283	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152275	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152267	316 Main Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15148968	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15053416	Toonerville Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01223692	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15001613	9 Sunrise Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15001183	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15001175	French Village Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152457	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15151574	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15151442	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152382	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152374	Willow Court, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152317	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152309	48 Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152291	10 Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15162126	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

S-III-2

PID 15158223	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15158215	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15156235	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15156227	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152572	381 Main Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152481	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01219476	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01219120	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01226091	694 Main Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15032394	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15039001	Foleys Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15063522	S.C. Breakwater Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15049075	Breakwater Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15049083	S.C. Breakwater Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15145972	King Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01293448	79 King Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01292127	59 King Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01341031	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15009400	Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15011612	Lime Kiln Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15066319	Munroe Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01221043	59 Jackson Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15173800	1 Highway, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15170996	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15170988	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01337245	Beaver Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15002488	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15000672[5]	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15000151	Route 1, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01220995	Mealey Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15098981	Southern Wolf Island, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15181084	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15181092	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

Leased Real Property:

[5]	NTD: Please note that this location is subject to a sales contract.

S-III-3

1.	Bentonville, Arkansas

Lease Agreement between Burckart Real Estate, Inc., as landlord, and Bumble Bee Foods, LLC, as tenant, dated October 1, 2005 as amended, for premises located 3213 Avignon Way, Bentonville, Arkansas.

2.	San Diego, California

Lease Agreement between TCAM Core Property Fund Operating LP (successor-ininterest to Pacific Oceanside Holdings, L.P.), as landlord, and Bumble Bee Foods, LLC (successor-in-interest to Conagra Foods, Inc.), as tenant, dated December 20, 2001 as amended, for premises located 9655 Ridge Drive, San Diego, California.

3.	Santa Fe Springs, California

a.	Lease Agreement between Anderson Brothers, LLC (successor-in-interest to Anderson Brothers), as landlord, and Bumble Bee Foods, LLC (successor-interest to Bumble Bee Seafood, Inc.), as tenant, dated January 3, 1991 as amended, for premises located 13126 Arctic Circle, Santa Fe Springs, California.

b.	Lease Agreement between ACPR1, LLC, as landlord, and Bumble Bee Foods, LLC (successor-in-interest to Bumble Bee Seafoods LLC and Conagra Grocery Products Company Inc.), as tenant, dated May 30, 2001 as amended, for premises located 13006 Arctic Circle, Santa Fe Springs, California.

c.	Lease Agreement between Harbor 91 Limited Partnership, Donna M. Snider, Debbie A. Marheine, Joseph G. Brown and Leona R. Horowitz, as landlord, and Bumble Bee Seafoods, LLC, as tenant, dated February 26, 2004, for premises located 13100 Arctic Circle, Santa Fe Springs, California.

4.	Augusta, Georgia

Lease Agreement between Enterprising Warehouse LLC, as landlord, and Castleberry’s Food Company, as tenant, dated March 1, 2005 as amended, for premises located 1414 Hayes Drive, Augusta, Georgia.6

5.	Evans, Georgia

Lease Agreement among MBH Holding, Inc., as landlord, Bumble Bee Foods, LLC, as tenant, and Meybohm Commercial Properties, L.L.C., as broker, dated May 11, 2009, for premises located 601 N. Belair Square, Evans, Georgia.

6.	Mayaguez, Puerto Rico

Lease Agreement between Puerto Rico Industrial Development Company, as landlord, and BB Acquisition (PR), L.P., as tenant, dated March 24, 2008, for premises located Mayaguez, Puerto Rico.

[6]	NTD: Please note that this lease will expire in December 2009 and will not be renewed.

S-III-4

7.	Calgary, Alberta

Lease Agreement between 582276 Alberta Inc. (successor-in-interest to Westpark Holdings Ltd.), as landlord, and Connors Bros. Clover Leaf Seafoods Company (successor-in-interest to Clover Leaf Seafoods, L.P.), as tenant, dated November 24, 2005 as amended, for premises located 259 Midpark Way SE, Suite 226B, 2nd floor, Calgary, Alberta.

8.	Delta, British Columbia

Sublease Agreement between Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games, as sublandlord, and Connors Bros. Clover Leaf Seafoods Company (successor-in-interest to Clover Leaf Seafoods, L.P.), as subtenant, dated October 2, 2007, for premises located 7530 and 7550 Hopcott Road, Delta, British Columbia.

9.	Saint John, New Brunswick

Lease Agreement between Commercial Properties, Ltd., as landlord, and Connors Bros. Clover Leaf Seafoods Company (successor-in-interest to Connors CL GP Ltd.), as tenant, dated December 1, 2007, for premises located 2 King Street, Saint John, New Brunswick.

10.	Markham, Ontario

Lease Agreement between Wembley Developments, Inc., as landlord, and Connors Bros. Clover Leaf Seafoods Company (successor-in-interest to Clover Leaf Seafoods), as tenant, dated April 1, 2004 as amended, for premises located 80 Tiverton Court, 6th and 8th floors, Markham, Ontario.

11.	Laval, Quebec

a.	Lease Agreement between Industrial Alliance Life Insurance Company, as landlord, and Connors Bros. Clover Leaf Seafoods Company (successor-in-interest to Clover Leaf Seafoods, L.P.), as tenant, dated July 1, 2001 as amended, for premises located Place Val-des Arbes, Tour A, 1600 St. Martin Boulevard East, 7th floor, Laval, Quebec.

b.	Lease Agreement between Industrial Alliance Life Insurance Company, as landlord, and Connors Bros. Clover Leaf Seafoods Company (successor-in-interest to Clover Leaf Seafoods, L.P.), as tenant, dated July 1, 2001 as amended, for premises located Place Val-des Arbes, Tour A, 1600 St. Martin Boulevard East, Basement Storage Space 9, Laval, Quebec.

*	Mortgaged Property

S-III-5

SCHEDULE IV

Georgia, United States

Nova Scotia, Canada

Canada

Cayman Islands

The Netherlands

S-IV-1